                                                   Eastern Edison Consolidated
                                                            Balance Sheet
                                                  Actual as of September 30, 1998


                                                                                                     Eastern
                                                            Eastern                                   Edison
Assets                                   Montaup             Edison            Eliminations         Consolidated

    Net Utility Plant                    384,687             151,234                                535,921

    Net Non-Utility Property               2,447                  96                                   2,543
    Inv. Subsidiaries                     13,130             336,332            (336,332)             13,130

    Other Investments                         44                  10                                      54
              Total                      400,308             487,672            (336,332)            551,648

    Current Assets                        74,642              57,126             (61,091)             70,677



    Deferred Debits and
      Other Non Current Assets           156,992              19,218                                 176,210
              Total Assets               631,942             564,016            (397,423)            798,535


                                           Proforma                            Eastern Edison Consolidated
                                           Adjusting Entries                    Proforma Balance Sheet

                                                                                                                    Eastern
                                                          Eastern                       Eastern                     Edison
Assets                                   Montaup          Edison             Montaup    Edison      Eliminations Consolidated

          Net Utility Plant              (72,000)    (a)                     312,687    151,234                     463,921

          Net Non-Utility Property                                             2,447         96                       2,543
          Inv. Subsidiaries                              (316,514)    (e)     13,130     19,818     (19,818)         13,130

          Other Investments                                                       44         10                          54
                    Total                (72,000)        (316,514)           328,308    171,158     (19,818)        479,648

          Current Assets                  95,600     (a)  316,514     (e)     84,642     67,126     (61,091)         90,677
                                         230,914     (b) (223,864)    (f)
                                        (250,782)    (c)  (82,650)    (g)
                                         (65,732)    (d)

          Deferred Debits and
            Other Non Current Assets                                         156,992     19,218                     176,210
                    Total Assets         (62,000)        (306,514)           569,942    257,502     (80,909)        746,535

                                                          Eastern Edison Consolidated
                                                                  Balance Sheet
                                                        Actual as of September 30, 1998
                                                                                                    Eastern
                                                             Eastern                                 Edison
Liabilities                              Montaup             Edison                Eliminations      Consolidated

Capitalization
          Common Stock                    58,600              72,284             (58,600)             72,284
          Other Paid in Capital           29,528              47,206             (29,528)             47,206
          Retained Earnings               73,790              99,461             (73,790)             99,461
                    Total Common Equity  161,918             218,951            (161,918)            218,951

          Redeemable Pref. Stock           1,500              30,000              (1,500)             30,000
          Preferred Stock Exp/Premium                         (2,097)                                 (2,097)
          Long Term Debt                 172,914             162,541            (172,914)            162,541

                Total Capitalization     336,332             409,395            (336,332)            409,395

Short term debt                                               52,195                                  52,195
Other Current Liabilities                 46,734              67,764             (61,091)             53,407

Deferred Credits and Other
          Non-current Liabilities        248,876              34,662                                 283,538


          Securitization Financing
                    Total Liabilities    631,942             564,016            (397,423)            798,535

                                                 Proforma                            Eastern Edison Consolidated
                                                 Adjusting Entries                    Proforma Balance Sheet
                                                                                                                       Eastern
                                                                Eastern                     Eastern                    Edison
Liabilities                                 Montaup             Edison            Montaup   Edison    Eliminations Consolidated

Capitalization
          Common Stock                      (57,430)    (c)     (50,000)    (g)     1,170    22,284     (1,170)         22,284
          Other Paid in Capital             (28,938)    (d)     (32,650)    (g)       590    14,556       (590)         14,556
          Retained Earnings                 (65,732)    (d)     (58,864)    (f)     8,058    40,597     (8,058)         40,597
                    Total Common Equity    (152,100)           (141,514)            9,818    77,437     (9,818)         77,437

          Redeemable Pref. Stock             (1,500)    (c)     (30,000)    (f)
          Preferred Stock Exp/Premium                                                        (2,097)                    (2,097)
          Long Term Debt                   (162,914)    (c)     (83,000)    (f)    10,000    79,541    (10,000)         79,541

                  Total Capitalization     (316,514)           (254,514)           19,818   154,881    (19,818)        154,881

Short term debt                                                 (52,000)    (f)         0       195          0             195
Other Current Liabilities                                                          46,734    67,764    (61,091)         53,407

Deferred Credits and Other                                                              0         0
          Non-current Liabilities            56,800     (a)                       272,476    34,662                    307,138
                                            (22,300)    (a)
                                            (10,900)    (a)
          Securitization Financing          230,914     (b)                       230,914         0                    230,914
                    Total Liabilities       (62,000)           (306,514)          569,942   257,502    (80,909)        746,535

Proforma Adjusting Entries

          Montaup Electric Company

          (a)       Dr.       Current Assets - Cash                               95,600
                              Non-Current Liabilities-Accum def tax-Reg. Liab     22,300
                              Non-Current Liabilities-Accum def tax-Bk/Tax timer  10,900
                              Cr.       Net Plant                                                     72,000
                                        Non-Current Liabilities - Regulatory Liability                56,800
                    To record the proceeds of the asset sales divestiture and
                    associated tax accruals and payment


          (b)       Dr.       Current Assets - Cash                              230,914
                              Cr.       Securitization Financing                                     230,914
                    To record securitization financing proceeds


          (c)       Dr.       Common Stock                                        57,430
                              Other Paid in Capital                               28,938
                              Redeemable Preferred Stock                           1,500
                              Long Term Debt                                     162,914
                              Cr.       Current Assets - Cash                                        250,782
                    To record recapitalization of Montaup


          (d)       Dr.       Retained Earnings                                   65,732
                              Cr.       Current Assets - Cash                                         65,732
                    To record Dividends Paid to Eastern Edison.



          Eastern Edison Company

          (e)       Dr.       Current Assets - Cash                              316,514
                              Cr.       Investment in Subsidiary                                     316,514
                    To record the redemption and repurchase of Montaup securities


          (f)       Dr.       Retained Earnings                                   58,864
                              Redeemable Preferred Stock                          30,000
                              Long Term Debt                                      83,000
                              Current Liabilities - Short Term Debt               52,000
                              Cr.       Current Assets - Cash                                        223,864
                    To record redemption of Eastern Edison securities, Short Term Debt, and payment of dividends to recapitalize Eastern Edison

          (g)       Dr.       Common Stock                                        50,000
                              Other Paid in Capital                               32,650
                              Cr.       Current Assets - Cash                                         82,650
                    To record repurchase of Common Stock


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